                                                                  EXECUTION COPY

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This Amendment No. 1 (this "Amendment") to the Credit Agreement, dated as of February 7, 2006 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and entered into by and among RATHGIBSON, INC., a
Delaware corporation ("Borrower"); RGCH HOLDINGS CORP., a Delaware corporation
("Holdings"), as one of the guarantors; the financial institutions who are or hereafter become parties to the Credit Agreement as Lenders (as hereinafter defined) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE Capital"), as agent (in such capacity, the "Agent"), is dated as of August 15, 2006 and entered into by and among Borrower, the other
Credit Parties signatory hereto, the Lenders signatory hereto and agent.

                                    RECITALS:

     WHEREAS, Borrower has advised Agent and Lenders it intends to enter into that certain Stock Purchase Agreement, dated as of August 15, 2006 (the
"Purchase Agreement") among Greenville Tube Company, a Delaware corporation
("Greenville Tube"), the sellers named therein, borrower, and the representative named therein, pursuant to which, among other things, Borrower will acquire all of the stock of Greenville Tube for total consideration of approximately
$35,000,000, subject to certain adjustments specified therein (the
"Acquisition"); and

     WHEREAS, upon the consummation of the Acquisition, Greenville Tube would become a Guarantor and a Credit Party in accordance with Section 2.8(c) of the
Credit Agreement; and

     WHEREAS, to finance the Acquisition, Lenders have agreed subject to the terms and conditions of this Amendment and the Credit Agreement to increase by
$10,000,000 the Revolving Loan Commitment (the "Revolving Loan Commitment
Increase"); and

     WHEREAS, Borrower has requested that the Greenville Tube Acquisition (as defined below) shall be a Permitted Acquisition, that Agent and Requisite
Lenders consent to Borrower including the Accounts and Inventory of Greenville
Tube (collectively, the "Greenville Tube Assets") as Eligible Accounts and
Eligible Inventory for purposes of calculating the Borrowing Base, and that
Requisite Lenders agree to amend the Credit Agreement and certain of the other
Loan Documents as set forth below; and

     WHEREAS, Agent and the Lenders whose signatures appear below are willing to agree to such requests and enter into this Amendment upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Credit Parties, the Lenders whose signatures appear below and Agent agree as follows:

                                   SECTION 1.

                                  DEFINITIONS

     1.1 Defined Terms. Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

     1.2. Additional Defined Terms. The capitalized terms set forth in Section
2.2(a) below shall have the meanings when used herein as set forth therein.

                                   SECTION 2.

                              CONSENT AND AMENDMENT

     2.1 Consent. Subject to the satisfaction of the conditions set forth in
Section 3, Agent and Requisite Lenders hereby consent to Borrower including the
Greenville Tube Assets as Eligible Accounts and Eligible Inventory for purposes of calculating the Borrowing Base, subject to exclusions therefrom in the
Amendments set forth below.

     2.2 Amendments. Subject to the satisfaction of the conditions set forth in
Section 3, the Credit Agreement and certain of the other Loan Documents are amended as follows:

     (a) The following terms are added to Annex A to the Credit Agreement in their appropriate alphabetical places:

          "Amendment No. 1" means Amendment No., 1, dated August 15, 2006 to this Agreement.

          "Amendment No. 1 Effective Date" means August 15, 2006.

          "Greenville Tube" means Greenville Tube Company, a Delaware corporation.

          "Greenville Tube Acquisition" means the purchase by Borrower of all of the stock of Greenville Tube pursuant to and in accordance with the terms of the Greenville Tube Acquisition Documents.

          "Greenville Tube Acquisition Documents" means the Greenville Tube
     Purchase Agreement, together with all certificates and other documents entered into, recorded or filed in connection therewith.

          "Greenville Tube Guaranty" means that guaranty, dated as of the
     Amendment No. 1 Effective Date, executed by Greenville Tube in favor of
     Agent.

          "Greenville Tube Joinder Agreement" means that joinder agreement, dated as of the Amendment No. 1 Effective Date, between Agent and
     Greenville Tube.

          "Greenville Tube Purchase Agreement" means that Stock Purchase
     Agreement, dated as of August 15, 2006, among Greenville Tube, the sellers named therein, Borrower, and the representative named therein, as originally in effect or as amended, modified or supplemented in accordance with its terms and the terms of this Agreement.

     (b) The definition of "Acquisition Documents" in Annex A to the Credit
Agreement is deleted in its entirety and a new definition is added to read as follows:

          "Acquisition Documents" means, collectively, (a) the Acquisition
     Agreement and all documents, certificates, instruments, agreements and other writings executed or delivered in connection therewith and (b) the
     Greenville Tube Acquisition Documents.

     (c) The definition of "Borrowing Base" in Annex A to the Credit Agreement
is amended by adding the following at the end thereof: Notwithstanding the foregoing, in the event that at any time after the Amendment No. 1 Effective
Date, the average Borrowing Availability during any thirty (30) day period shall be less than $9,000,000, then and in any such event commencing thirty (30) days after the last

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day of such thirty (30) day period, the Borrowing Base shall exclude all assets of Greenville Tube until such time as (i) the Credit Parties and the Lenders shall have entered into amendments to this Agreement, in form and substance satisfactory to the Agent and Lenders pursuant to which Greenville Tube shall become a co-borrower with the ability to borrow hereunder restricted to a separate borrowing base comprised of the Eligible Accounts and Eligible
Inventory of Greenville Tube, and RathGibson shall have the ability to borrow hereunder restricted to a separate borrowing base comprised of the Eligible
Accounts and Eligible Inventory of RathGibson, (ii) the outstanding principal balance of the Revolving Loan outstanding at the time when Greenville Tube becomes a co-borrower under the Credit Agreement (including Letter of Credit
Obligations) shall be allocated as Revolving Credit Advances made to and Letters of Credit issued for the account of RathGibson and Greenville Tube in a manner satisfactory to the Agent and Lenders and in order to reflect the relative amounts of such separate borrowing bases and (iii) Greenville Tube shall have delivered a Revolving Note to each Lender that has requested same and such other documents, including officer's certificates and legal opinions as Agent shall have reasonably requested.

     (d) The definitions of "Credit Parties" and "Guarantors" in Annex A to the
Credit Agreement are each amended by adding the text "Greenville Tube,"
immediately after the text "Holdings," appearing therein.

     (e) The definition of "Guaranties" in Annex A to the Credit Agreement is
amended by adding the text ", the Greenville Tube Guaranty" immediately after the text "the Guaranty of even date herewith executed by Holdings".

     (f) The definition of "Pro Forma" in Annex A to the Credit Agreement is
amended by replacing the date "October 31, 2005" appearing therein with the date
"June 30, 2006".

     (g) The definition of "Related Transactions" in Annex A to the Credit
Agreement is amended by adding the text "the Greenville Tube Acquisition,"
immediately after the text "the Acquisition," appearing therein.

     (h) The definition of "Revolving Loan Commitment" in Annex A to the Credit
Agreement is amended by replacing the text "Fifty Million Dollars ($50,000,000)
on the Closing Date" appearing therein with the text "Sixty Million Dollars
($60,000,000) on the Amendment No. 1 Effective Date".

     (i) Section 1.1(a)(i) of the Credit Agreement is amended by adding the following after the seventh sentence thereof: "Without limitation of the foregoing, to the extent that a Lender holds a Revolving Note issued prior to the Amendment No. 1 Effective Date evidencing its Revolving Loan Commitment and such Lender requests a Revolving Note on or after the Amendment No. 1 Effective
Date to evidence such Lender's Revolving Loans, such Lender shall return its previously issued Revolving Note or Revolving Notes."

     (j) Section 2.8 of the Credit Agreement is amended by adding the following new paragraphs (g), (h) and (i) immediately following paragraph (f) thereof:

          "(g) On or prior to the date that is thirty (30) days following the
     Amendment No. 1 Effective Date, Borrower shall deliver to Agent such evidence of insurance with respect to the business and property acquired in the Greenville Tube Acquisition together with an endorsement naming Agent as loss payee and an additional insured for the benefit of Agent and
     Lenders as Agent shall have reasonably requested and in form and substance reasonably satisfactory to Agent, which requirement may be satisfied by an amendment or endorsement, in form and substance reasonably satisfactory to
     Agent, to Borrower's existing insurance maintained in

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     accordance with Section 2.2 that adds Greenville Tube to such insurance.

          (h) On or prior to the date that is sixty (60) days following the
     Amendment No. 1 Effective Date, Borrower shall deliver to Agent a Leasehold
     Mortgage with respect to the Clarksville, Arkansas property, in form and substance satisfactory to Agent and duly executed by Greenville Tube and recorded with the Johnson County Recorder, and on or prior to the date that is ninety (90) days following the Amendment No. 1 Effective Date, Borrower shall use commercially reasonable efforts to deliver to Agent title insurance in form and amount satisfactory to Agent and such current surveys as shall be necessary to remove any survey exception from such title insurance.

          (i) On or prior to the date that is thirty (30) days following the
     Amendment No. 1 Effective Date, Borrower shall (i) open a deposit account
     (the "New Bank Account") at a bank acceptable to the Agent (which may be
     LaSalle Bank National Association ("LaSalle")), (ii) specify that collections from the lock-box maintained by Greenville Tube with LaSalle be credited on a daily basis to the New Bank Account (it being understood that neither the Borrower nor Greenville Tube shall direct that the collections from the lock-box be credited to any deposit account other than the New
     Bank Account without the prior written consent of the Agent), and (iii)
     enter into and cause LaSalle to enter into a Control Agreement with respect to the New Bank Account."

     (k) Section 2.10 of the Credit Agreement is amended by adding the following provision at the end of the first sentence thereof: "; provided, however, that if no Event of Default has occurred and is continuing and the balance of each such account does not exceed $15,000, Control Agreements shall not be required with respect to the following accounts of Greenville Tube: First National Bank,
Account No. 3040888 and First Security Bank, Account No. 101774; provided, further, that promptly upon receipt, Greenville Tube shall provide to Agent copies of all monthly statements received with respect to such accounts."

     (l) Section 3.5(a)(iv) of the Credit Agreement is amended by replacing the text "Borrowing Availability shall not be less than $15,000,000" appearing in clause (x) with the text "Borrowing Availability shall not be less than
$10,000,000".

     (m) Annex B to the Credit Agreement is amended and restated in its entirety as follows:

LENDER                                 REVOLVING LOAN COMMITMENT
------------------------------------   -----------------------------------------
                                       (including a Swing Line Commitment of
                                       $5,000,000)

General Electric Capital Corporation   $60,000,000

     (n) The Credit Agreement is further amended by adding as Exhibit
1.1(a)(i)(b) the Exhibit attached hereto as Exhibit B.

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                                   SECTION 3.

                           CONDITIONS TO EFFECTIVENESS

     The consent provided in Section 2.1 and the amendments contained in Section
2.2 shall become effective on the date (the "Effective Date") that the following conditions have been satisfied in full or waived by the Requisite Lenders:

     (a) Agent shall have received one or more counterparts of (i) this
Amendment No. 1 executed and delivered by the Credit Parties, the Requisite
Lenders (including the Lenders who are listed in Annex B set forth in Section
2.2 hereof with an increased Revolving Loan Commitment) and Agent, (ii) the
Assignment of Representations, Warranties, Covenants and Indemnities, in the
form attached hereto as Exhibit A, executed and delivered by Borrower and Agent,
(iii) an amendment and restatement, each in the form of Exhibit B, of each
Revolving Note held by a Lender whose commitment is being increased hereunder, each dated the Amendment No. 1 Effective Date and executed by the maker of such
Revolving Note, (iv) amendments to each of the Collateral Documents, including the schedules and exhibits thereto, listed on the closing checklist attached hereto as Exhibit C, in form and substance reasonably satisfactory to Agent, (v)
the Greenville Tube Guaranty, (vi) the Greenville Tube Joinder Agreement and
(vi) the other documents listed on the closing checklist attached hereto as
Exhibit C.

     (b) Agent shall have received duly executed copies of the Greenville Tube
Acquisition Documents and all other material related agreements and instruments, certified as correct and complete by Borrower, and all opinions, certificates and other documents reasonably requested by Agent and all required regulatory and third party approvals.

     (c) Agent shall have completed its legal due diligence as to Greenville
Tube.

     (d) Each of the conditions set forth in the definition of "Permitted
Acquisition" in Section 3.6 of the Credit Agreement (as in effect immediately prior to the Effective Date) shall have been satisfied or waived by Agent with respect to the Greenville Tube Acquisition.

     (e) There shall be no continuing Default or Event of Default and the representations and warranties of the Credit Parties contained in the Loan
Documents, as amended by this Amendment No. 1, shall be true and correct in all material respects as of the Effective Date or such other specific date as of which any such representation or warranty is by its terms made.

     (f) Since June 30, 2006 and after giving effect to the Greenville Tube
Acquisition and the funding of the Revolving Loan Commitment Increase, no event or condition shall have occurred which could reasonably be expected to have a
Material Adverse Effect.

     (g) Agent shall have received an amendment fee in the amount of $100,000.

     (h) Agent shall have received a perfection certificate in form and substance satisfactory to Agent executed by Greenville Tube and the results, satisfactory to Agent, of UCC, judgment and tax lien searches from such jurisdictions as Agent shall have reasonably required with respect to Greenville
Tube.

     (i) Agent shall have received (i) a Pro Forma giving effect to the acquisition of Greenville Tube and the Revolving Loan Commitment Increase, (ii)
Financial Statements for the month and period ended June 30, 2006 and a
Compliance Certificate for the month ended June 30, 2006, (iii) a Borrowing Base
Certificate for the month ended June 30, 2006, and (iv) any outstanding items with respect to the April 30, 2006 field audit of RathGibson.

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     (j) Agent shall have received such deposit account control agreements with respect to deposit accounts of Greenville Tube as Agent shall have reasonably requested and in form and substance satisfactory to Agent.

     (k) (i) All material conditions to the closing of the Greenville Tube
Acquisition shall have been satisfied or, with the consent of Agent (not to be unreasonably withheld), waived and concurrently with the effectiveness of this
Amendment No. 1, the Greenville Tube Acquisition shall be consummated in accordance with the Greenville Tube Acquisition Documents, (ii) the business and assets acquired in the Greenville Tube Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances) and (iii) Agent shall have received payoff letters, in form and substance reasonably satisfactory to Agent, with respect to the "Closing Date Indebtedness" (as such term is defined in the
Greenville Tube Purchase Agreement) and evidence satisfactory to Agent that all
Closing Date Indebtedness shall be satisfied concurrently with the effectiveness of this Amendment No. 1.

     (l) Agent shall have been provided a first priority perfected Lien (subject to Permitted Encumbrances) in all outstanding Stock of Greenville Tube (together with the stock certificates and executed stock powers with respect thereto)
pursuant to the Pledge Agreement which shall have been amended in form and substance satisfactory to the Agent in order to provide for such pledge and to add RathGibson as a party thereto, and in all assets of Greenville Tube in accordance with the requirements of Section 2.8(c) of the Credit Agreement.

                                   SECTION 4.

                              LIMITATION ON SCOPE

     Except as expressly amended hereby, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any
Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any
Credit Party for any existing or future Defaults or Events of Default.

                                   SECTION 5.

                                 MISCELLANEOUS

     (a) Each Credit Party hereby represents and warrants as follows:

          (i) this Amendment No. 1 has been duly authorized and executed by such
Credit Party and the Credit Agreement, as amended by this Amendment No. 1 is the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (ii) Such Credit Party repeats and restates the representations and warranties of such Credit Party contained in the Credit Agreement as of the
Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the "Credit

                                        6

Agreement" or "this Agreement" in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this
Amendment No. 1.

     (b) This Amendment No. 1 is being delivered in the State of New York.

     (c) Each Credit Party hereby ratifies and confirms that the Credit
Agreement as amended hereby remains in full force and effect.

     (d) Each Credit Party agrees that all Loan Documents, as amended hereby or otherwise amended in connection herewith, remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 1 and that nothing contained in this Amendment No. 1 shall constitute a defense to the enforcement of any Loan Document.

     (e) This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

     (f) All references in the Loan Documents to the "Credit Agreement" and in
the Credit Agreement to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Credit Agreement as amended by this Amendment No. 1 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

     (g) This Amendment is a "Loan Document" and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if "this Agreement" in any such provision read "this
Amendment No. 1"; Section 9.6 (Severability), Section 9.9 (Applicable Law),
Section 9.14 (Consent to Jurisdiction) and Section 9.15 (Waiver of Jury Trial).

                          [Signature page is next page]

                                       7

     Witness the due execution hereof by the respective duly authorized officers of the undersigned of Amendment No. 1 to the Credit Agreement as of the date first written above.

                                            RATHGIBSON, INC.

                                            By: /s/ Harley B. Kaplan
                                                -------------------------------
                                                Name: Harley B. Kaplan
                                                Title: President & CEO

                                            RGCH HOLDINGS CORP.

                                            By: /s/ Harley B. Kaplan
                                                -------------------------------
                                                Name: Harley B. Kaplan
                                                Title:

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION,
                                            AS AGENT, L/C ISSUER, AND LENDER

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                      Amendment No. 1 to Credit Agreement

     Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment No. 1 to the Credit Agreement as of the date first written above.

                                            RATHGIBSON, INC.

                                            By:
                                                -----------------------------
                                                Name:
                                                Title:

                                            RGCH HOLDINGS CORP.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION,
                                            AS AGENT, L/C ISSUER, AND LENDER

                                            By: /s/ Matthew D. Liepget
                                                -------------------------------
                                                Name: Matthew D. Liepget
                                                Title: Duly Authorized Signatory

                       Amendment No. 1 to Credit Agreement

                           CONSENT AND REAFFIRMATION

     The undersigned ("Guarantor") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1; (ii) consents to Borrower's execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under the Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty is and shall continue to remain in full force and effect. This acknowledgement by the Guarantor is made and delivered to induce Agent and Lenders to enter into Amendment No. 1, and the Guarantor acknowledges that Agent and Lenders would not enter into Amendment No. 1 in the absence of the acknowledgements contained herein. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same. Guarantor understands that Agent and Lenders have no obligation to inform
Guarantor of such matters in the future or to seek Guarantor's acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment No. 1 to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

     IN WITNESS WHEREOF, the undersigned has executed this Consent and
Reaffirmation on and as of the date of Amendment No. 1.

                                             RGCH HOLDINGS CORP.

                                             By: /s/ Harley B. Kaplan
                                                 -------------------------------
                                                 Name: Harley B. Kaplan
                                                 Title:

                            Consent and Reaffirmation